                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 6, 2001
                                                --------------------------------

                               DT INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     DELAWARE                     0-23400                     44-0537828
------------------------- ---------------------------- -------------------------
(State or other jurisdiction      (Commission                (IRS Employer
    of incorporation)             File Number)              Identification No.)

                     907 W. Fifth Street, Dayton, OH 45407
--------------------------------------------------------------------------------
 (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code    937-586-5600
                                                    ----------------------------

                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 9.  Regulation FD Disclosure.

DT  Industries,  Inc.  (the  "Company")  is  furnishing  this Report on Form 8-K pursuant to Regulation FD. The  information in this Report on Form 8-K shall not be deemed to be "Filed" for the purpose of Section 18 of the Securities Exchange
Act of 1934,  as  amended,  or  otherwise  subject  to the  liabilities  of that section.  This Report will not be deemed an admission as to the  materiality  of any  information  in the  Report  that is  required  to be  disclosed  solely by
Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

The  Company  gives the  following  guidance  in  connection  with its  expected financial performance:

Revenues.  Based on the Company's  first  quarter  bookings and what the Company believes its customers  will release  during the balance of the fiscal year, the
Company believes that fiscal 2002 revenues will be in the range of $350 million.
This assumes that the current uncertainty in the economy begins to dissipate.

Net Income and  EBITDA.  Based on  revenues  in the range of $350  million,  the
Company  indicated that it expects to be able to break-even for fiscal year 2002 and achieve EBITDA of approximately $25 million for the fiscal year.

Bookings. The Company indicated that it currently expects to achieve bookings of approximately $80 million,  $90 million and $100 million,  in the second,  third and fourth  quarters of fiscal 2002,  respectively,  depending on when customers release purchase orders.

Company  management  also stated that,  given the markets the Company  presently serves,  the technology it currently  possesses,  its current physical and human resource  capacity,  and normal economic  conditions,  the Company  believes its annual revenues could approach $500 million, with an expected EBITDA of at least
12%  of  revenue  if  the  Company's  continuous  improvement   initiatives  are
successful  and  absorption  of overhead  improves at a higher level of capacity utilization.

Certain  information  contained  in this  Current  Report  on Form 8-K  includes forward-looking  statements.  These statements  comprising all statements herein which are not historical are based upon the Company's  interpretation of what it believes are  significant  factors  affecting  its  businesses,  including  many assumptions  regarding  future events,  and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended.  References to the words
"believe",   "expect",   and  similar  expressions  used  herein  indicate  such
forward-looking  statements.  Actual results could differ  materially from those anticipated in any  forward-looking  statements as a result of various  factors, including  economic  downturns  in  industries  or  markets  served,  delays  or cancellations  of  customer  orders,  delays  in  shipping  dates  of  products, significant  cost  overruns  on  projects,  excess  product  warranty  expenses, collectability of past due customer  receivables,  significant  restructuring or
other  special,   non-recurring   charges,   foreign   currency   exchange  rate
fluctuations,   delays  in  achieving  anticipated  cost  savings  or  in  fully implementing project management systems, availability of financing at acceptable terms, the company's ability to sell existing business units on favorable terms,
changes  in  interest  rates,  increased  inflation,   the  outcome  of  pending
litigation related to the previously  announced accounting  irregularities,  the
Company's  ability to implement  operational and financial systems to manage the
Company's decentralized  operations and other factors described in the Company's filings with the U.S. Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  November 6, 2001
                                    DT INDUSTRIES, INC.

                                    By:  /s/ Dennis Dockins
                                        ----------------------------------------
                                         Dennis Dockins
                                         General Counsel and Secretary